UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 12, 2007
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 12, 2007, the Board of Directors of Lam Research Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to comply with a NASDAQ listing requirement that all listed companies be eligible for a Direct Registration System (“DRS”) no later than January 1, 2008. The amendment was made to revise Section 8.3 of the Bylaws to remove a provision requiring the Company to issue a stock certificate, at the request of a stockholder, for shares of stock held in uncertificated form, so as to make the Company eligible to participate in the DRS administered by The Depository Trust Company.
The description of the changes to the Bylaws contained in this report is qualified in its entirety by reference to the full text of Section 8.3 of the prior Bylaws, a copy of which was filed with the Commission on June 30, 2005 as Exhibit 3.2 to the Company’s Current Report on Form 8-K and is incorporated herein by reference, and the amendment, a copy of which is attached hereto as Exhibit 3.4 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Document
3.4	Amendment to the Amended And Restated Bylaws of Lam Research Corporation, effective December 12, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 17, 2007

LAM RESEARCH CORPORATION
By:	/s/ Martin B. Anstice
Martin B. Anstice
Senior Vice President, Chief Financial Officer, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document
3.4	Amendment to the Amended And Restated Bylaws of Lam Research Corporation, effective December 12, 2007